Barclays Capital

Free Writing Prospectus Filed pursuant to Rule 433 Registration No. 333-169119 November 14, 2011

Barclays Capital ComBATS 6 Index

Table of Contents

1. Executive Summary 1

2. Barclays Capital Momentum Alpha Indices 5

3. Commodity Based Alpha Trading Strategies: ComBATS 6 Index 7

4. Appendix: Introduction to Commodity Index Investing 13

5. Certain Risk Considerations 18

6. Disclaimer 20

Executive Summary

The Barclays Capital Commodity Based Alpha Trading Strategy 6 Index (“ComBATS 6 Index”) is designed to provide investors market-neutral exposure to commodities.

The ComBATS 6 Index is long the relevant Barclays Capital Momentum Alpha Index, an enhanced beta index, for each underlying component of the Index and simultaneously short the standard front-month Barclays Capital Series 2 Nearby Index, a traditional index, on the same underlying commodity as the long position.

The ComBATS 6 Index looks to isolate any potential out performance between an enhanced beta index and a traditional index. An enhanced beta index is an index investing in deferred futures contracts as opposed to a traditional index, which invests in rolling front month futures contracts. A deferred index return is the return of an index that invests in futures contracts other than the front month contract. A standard index return is the return of an index that invests in front month futures contracts.

Strategies or investments of the type described herein may involve a high degree of risk and the value of such strategies or investments may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. In certain transactions, investors may lose their investment or incur unlimited loss. This brief statement does not disclose all risks and other significant aspects in connection with transactions of the type described herein. Prior to transacting, investors should ensure that they fully understand (either on their own or through the use of independent expert advisors) the terms of the transaction and any legal, tax or accounting considerations applicable to them.

Executive Summary

The Barclays Capital Commodity Based Alpha Trading Strategy 6 Index (the “ComBATS 6 Index”) is part of Barclays Capital’s Index Alpha1 family.

The ComBATS 6 strategy is:

Long the relevant Barclays Capital Momentum Alpha Index, an enhanced beta2 index, for each underlying commodity

Short the standard front-month Barclays Capital Series 2 Nearby index (“Barclays Capital Nearby Index”) on the same underlying commodity as the long position

ComBATS 6 is designed to be a market neutral3 commodity strategy that seeks to generate high returns with low volatility

ComBATS 6 is designed to be a “market neutral” product as the long exposure is hedged by shorting the standard front-month Barclays Capital Nearby Index, i.e. the ComBATS 6 strategy seeks to avoid outright long or short positions in the market

ComBATS 6 aims to extract low-volatility commodity alpha3 while seeking to generate consistent returns

ComBATS 6 aims to be a liquid strategy and is accessible via a broad range of trade formats

1Alpha is excess return over beta (beta is benchmark market exposure).

2A directional long enhanced beta allocation means the index will hold a long position in the contract selected as per the methodology.

3A market-neutral allocation means the ComBATS 6 index will hold a long position in the contract selected plus a short position in the first futures contract.

The ComBATS 6 Index

Commodity Based Alpha Trading Strategy 6

The ComBATS 6 Index aims to produce a non-directional alpha commodity strategy1 that strives for steady returns and low volatility.

The strategy takes a long position in the Barclays Capital Momentum Alpha Index and a short position in the Barclays Capital Nearby Index for each underlying commodity.

The components of the ComBATS 6 Index are weighted with the aim of maximizing potential alpha and are reweighted monthly with the intention of minimizing tracking error.

The strategy removes sub-indices for various sectors that are not deemed appropriate for alpha generation.

The strategy excludes sub-indices where the curve tends to move in parallel up or down rather than reshape, which may impact a directional move but may not impact alpha performance.

Example: Precious metals are not components of the Index.

To pursue an alpha strategy, the Index aims to achieve a balance among sectors and accordingly, sectors such as energy, base metals, agriculture and livestock are included.

The overall strategy aims to minimize the impact of a correction of curve shape within one sector.

Liquidity is taken into consideration with the intention of allowing the strategy to adapt.

Example: Copper is assigned a greater weight than nickel even though nickel may have exhibited better historical performance.

Summary

Alpha

Balance

Liquidity

1A non-directional alpha commodity strategy mans that the commodity exposure is hedged to reach a market-neutral position.

The ComBATS 6 Index

ComBATS 6 Facts

A rules-based commodity strategy that seeks to capture low volatility returns in varying market conditions The ComBATS 6 Index was launched in January 2009 $1bn+ invested in ComBATS Strategies†

†Source: Barclays Capital as of November 2011 in OTC products and securities.

How did ComBATS come to be?

Momentum Alpha Concept

Outperformance1 over Traditional Index

Long-Short ComBATS Strategy ALPHA

ComBATS 6 Histogram of 12 month Rolling Returns

% of Observations

18% 16% 14% 12% 10% 8% 6% 4% 2% 0%

-4% 0% 4% 8% 12% 16% 20% 24%

Return*

*Historical and Hypothetical Historical Returns

Historical and Hypothetical Historical Performance

ComBATS 6*

Annualized Return 10.29%

Annualized Vol 3.74%

1Outperformance is the difference between a deferred index return and a standard index return. A deferred index return is the return of an index that invests in futures contracts other than the front month contract. A standard index return is the return of an index that invests in front month futures contracts.

*Source: Bloomberg. Data are from 12/29/2000 to 10/31/2011. The tables and graphs are provided for illustrative purposes only. The ComBATS 6 Index was launched in January 2009. All information included above, prior to January 2009, is hypothetical historical. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance.

Barclays Capital Momentum Alpha Indices

Constructing a Strategy: Choosing a Long Position in the Curve

Example of Choosing a Long Position*:

Standard 1M 2M 5M

Index Value

Index Deferred Deferred Deferred

Day 1 100 100 100 100

Day 2 101 102 105 103

Daily returnv 1% 2% 5% 3%

Daily Outperf 0% 1% 4% 2%

Annualized

Outperformance1 0% 1.18% 4.65% 2.72%

*Stylized numbers for illustrative purposes only

2M Deferred

Current Allocation

TEST

New Allocation

Roll from 5th to 9th business days

Step 1: Calculate daily performance of front month, one-month (“1M”) deferred, two-month (“2M”) deferred and five-month (“5M”) deferred contracts2 Step 2: Repeat Step 1 going back 252 days and then calculate outperformance of forward contracts over front month contract

Step 3: Choose contract with highest annualized outperformance

Step 4. If the annualized outperformance of the contract chosen in Step 3 is within a predetermined range of the annualized outperformance of the currently invested allocation, the index will retain its current allocation.

Step 5: Determine new allocation

Step 6: Roll from current to new allocation from 5th to 9th business days of each month

1Outperformance is the difference between a deferred index return and a standard index return 2A deferred contract is a futures contract with a longer maturity than the first futures contract.

Barclays Capital Momentum Alpha Index Historical and Hypothetical Historical Outperformance*

Barclays Capital Momentum Alpha Indices Historical and Hypothetical Historical Outperformance

vs. Barclays Capital Nearby Indices (cumulative)

Sector Commodity 1 Year 3 Year 5 Year Since Inception*

ENERGY WTI Crude Oil 4.1% 32.9% 36.5% 273.9%

Brent Crude Oil 0.0% 10.9% 19.7% 239.3%

RBOB -6.7% -10.3% -5.5% 96.2%

Heating Oil 0.4% 3.0% 4.4% 156.6%

Gas Oil -1.0% 2.6% 1.5% 107.0%

Natural Gas 3.7% 7.9% 10.4% 9.8%

BASE METALS Aluminum 0.5% -0.5% 10.4% 32.2%

Copper 0.0% 0.7% 7.9% 116.3%

Lead -2.0% 2.9% 18.4% 130.7%

Nickel 1.3% 2.2% 9.2% 119.5%

Zinc -0.3% 0.9% 6.9% 46.4%

PRECIOUS METALS Gold -0.2% -0.1% -1.1% 5.6%

Silver -0.4% 2.0% 1.0% 29.8%

AGRICULTURE Wheat 7.5% 8.3% 46.3% 71.5%

Kansas City Wheat 0.2% -2.5% 32.4% 76.6%

Corn 20.4% 23.2% 59.7% 64.4%

Soybeans 10.8% -4.6% 24.2% 82.7%

Cotton 21.5% 22.5% 43.0% 31.8%

Sugar 11.3% 36.9% 43.6% 189.7%

Coffee 7.0% 5.4% 6.6% 30.5%

Cocoa -2.6% 1.5% 10.0% 21.4%

Soybean Oil 5.0% 8.8% 22.6% 56.1%

LIVESTOCK Live Cattle 9.7% 17.0% 29.2% 70.0%

Feeder Cattle 9.4% 19.9% 44.7% 108.3%

Lean Hogs 13.6% 41.5% 83.3% 336.6%

*Source: Bloomberg. Data are from 12/29/2000 to 10/31/2011. The Barclays Capital Momentum Alpha Index was launched in April 2008. All information included above, prior to April 2008, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this document is not intended to predict actual results and no assurances are given with respect thereto.

Commodity Based Alpha Trading Strategies: ComBATS 6 Index

ComBATS 6 Index Breakdown

Weights are rebalanced** on a monthly basis on both the long and short sides of the strategy to reflect the breakdown below (weights will fluctuate intra-month based on individual commodity performance)*

ComBATS 6 Underlying Components (Futures Contracts)

Lean Hogs 15% Wheat 15% Aluminum 10% Copper 10% Heating Oil 10% Natural Gas 10% Sugar 10% WTI Crude Oil 10% Nickel 5% Zinc 5%

Livestock 15%

Energy 30%

Agriculture 25%

Industrial Metals 30%

Bloomberg Tickers: BCCAC06P Index (Excess Return BCCAC06T Index (Total Return)

*In certain circumstances, target weights can potentially change from month to month

** Rebalancing does not guarantee an investor’s goals and objectives will be met. Rebalancings are based on predetermined formulae and are not subject to the active discretion or management of any party.

Returns: Historical and Hypothetical Historical Performance

Heat Map of historical and hypothetical historical monthly performance of the ComBATS 6 index

Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year

2001 1.91% 0.46% 1.16% 0.10% 0.67% 0.77% -0.60% 0.64% 1.34% 0.02% 2.30% 0.12% 9.20%

2002 2.29% 0.05% -0.43% 0.46% 1.42% -0.01% 1.32% 1.69% -3.07% 0.40% -0.33% -0.24% 3.51%

2003 0.75% -0.26% 1.56% 0.38% -0.08% 1.17% 0.39% 0.73% 1.28% 1.04% 0.59% 1.73% 9.66%

2004 1.85% 1.06% 1.53% 2.40% -0.08% 2.05% 0.86% 2.25% 0.85% 1.71% 0.98% 1.81% 18.67%

2005 1.42% 1.03% 2.70% 1.73% 0.56% 1.31% 0.41% -1.34% 1.06% 2.05% 1.08% 2.05% 14.92%

2006 2.94% 2.16% 1.42% 0.99% 0.13% 1.31% 0.20% 2.43% 2.20% -0.28% 1.56% 2.57% 19.07%

2007 0.10% 1.53% 0.73% 0.80% -0.10% 0.74% -0.35% 2.09% 1.33% 2.92% 1.32% 1.48% 13.29%

2008 1.77% 1.46% 1.80% 0.60% -0.15% 1.80% -0.95% 1.36% -0.22% 2.33% 0.10% 2.77% 13.35%

2009 0.98% 1.09% 1.14% 1.25% -0.59% 1.01% 0.76% 1.88% -0.79% -0.74% 0.78% -1.05% 5.82%

2010 0.50% -0.21% 1.65% 0.97% -0.13% -0.96% -2.51% 1.11% -0.83% 1.59% -0.05% -0.14% 0.90%

2011 0.14% 2.93% 0.68% 1.89% 0.57% -0.87% -0.99% 0.69% 0.09% -0.35% 4.81%

Correlation analysis

Barclays Capital

Monthly Return Correlation ComBATS 6 S&P GSCI® DJUBSSM S&P 500® US Aggregate

Bond Index1

ComBATS 6 100.0% -24.0% -21.1% 1.7% -1.0%

S&P GSCI® 100.0% 90.4% 32.9% -3.3%

DJUBSSM 100.0% 41.7% 2.3%

S&P 500® 100.0% -9.9%

Barclays Capital US

Aggregate Bond Index1 100.0%

Source of charts above: Bloomberg. Data are from 12/29/2000 to 10/31/2011. The charts are for illustrative purposes only. ComBATS 6 was launched in January 2009. All information included above, prior to January 2009, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this document is not intended to predict actual results and no assurances are given with respect thereto.

S&P GSCI® is a trademark of The McGraw-Hill Companies, Inc. DJ-UBSCISM is a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC and UBS Securities LLC

1The Barclays Capital US Aggregate Bond Index was formerly known as the Lehman Brothers US Aggregate Index and was rebranded as a Barclays Capital Index in November 2008. All data used above is historical.

Barclays Capital Momentum Alpha Index vs. Barclays Capital Nearby Indices

Comparison of percentage returns on the alpha of Momentum Alpha over Barclays Capital Nearby

Comparison of Historical and Hypothetical Historical Momentum Alpha Returns to Barclays Capital Nearby Index Returns

15% 10% 5% 0% -5% -10% -15% -20% -25%

Jan-01 Sep-01 May-02 Jan-03 Sep-03 May-04 Jan-05 Sep-05 May-06 Jan-07 Sep-07 May-08 Jan-09 Sep-09 May-10 Jan-11 Sep-11

Momentum Alpha

BarCap Nearby Index

Historical and Hypothetical Historical Outperformance*

4% 3% 2% 1% 0% -1% -2% -3% -4%

Jan-01 Sep-01 May-02 Jan-03 Sep-03 May-04 Jan-05 Sep-05 May-06 Jan-07 Sep-07 May-08 Jan-09 Sep-09 May-10 Jan-11 Sep-11

*Source: Bloomberg. Data are from 12/29/2000 to 10/31/2011. Momentum Alpha was launched in April 2008. All information included above, prior to April 2008, is hypothetical historical. You should not rely on historical or hypothetical historical information. Barclays Capital Nearby Indices refers to the Barclays Capital Series 2 Nearby Excess Return Indices, launched October 2009. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this document is not intended to predict actual results and no assurances are given with respect thereto.

Historical and Hypothetical Historical Performance Statistics*

Annualized Return 10.29%

Annualized Volatility 3.74%

Average Monthly Return 0.83%

Best Month 2.94% Jan-06

Worst Month -3.07% Sep-02

Average 12 Month Rolling 10.86%

Best 12 Month Rolling 20.66% Oct-05 to Sep-06

Worst 12 Month Rolling -1.49% Oct-09 to Sep-10

1A drawdown is defined as a gradual decline in price between its high and low over a given period.

†Start Date is when the price began declining, Recovery Date is when the price recovered to the level on the Start Date, End Date is the date of the lowest value in the time period, Recovery Time is the amount of time between Recovery Date and End Date.

Historically, the worst drawdowns have been explained by a single commodity’s performance

Recovery WTI

Draw Start Recovery Alumi Heating Nat Lean

End Date† Time Copper Nickel Zinc Crude Sugar Wheat

Down1 Date† Date† num Oil Gas Hogs

(months) † Oil

-4.1% 6/ 2/ 10 8/ 5/ 10 2/ 9/ 11 6.2 -0.1% 0.0% 0.0% 0.0% 0.0% -0.9% -0.3% -1.5% -1.7% 0.4%

-3.9% 9/ 3/ 02 12/ 27/ 02 7/ 1/ 03 6.1 -0.2% 0.0% 0.0% -0.1% -0.8% -1.2% -0.6% -0.3% -0.1% -0.6%

-2.8% 9/ 3/ 09 1/ 6/ 10 4/ 8/ 10 3 0.0% 0.1% 0.0% 0.0% -0.1% -1.6% 0.1% -0.5% -0.2% -0.7%

-2.6% 6/ 2/ 11 7/ 13/ 11 N/ A N/ A 0.0% 0.0% 0.0% 0.0% 0.0% -0.1% 0.0% -0.9% -0.9% -0.7%

-2.5% 10/ 2/ 06 10/ 16/ 06 11/ 10/ 06 0.8 -0.2% -0.1% 0.0% -0.2% -0.2% -0.6% 0.1% 0.0% -1.4% 0.1%

*Source of charts above: Bloomberg. Data are from 12/29/2000 to 10/31/2011. The charts are for illustrative purposes only. ComBATS 6 was launched in January 2009. All information included above, prior to January 2009, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this document is not intended to predict actual results and no assurances are given with respect thereto.

Attribution Analysis*

The historical and hypothetical historical performance of ComBATS 6 has been attributed as follows:

Industrial Metals: 7.2%

Energy: 33.9%

Agriculture: 20.8%

Livestock: 38.1%

Industrial Metals Energy Agriculture Livestock

WTI

Alumium Copper Nickel Zinc Heating Nat Gas Crude Sugar Wheat Lean Hogs

Oil

Oil

Annual

Weights 10% 10% 5% 5% 10% 10% 10% 10% 15% 15%

Return

2001 0.2% 0.4% -0.1% 0.1% 0.7% 3.9% 1.5% 0.3% 0.2% 2.0% 9.2%

2002 0.1% 0.0% 0.0% 0.1% -0.3% -0.9% -0.6% -0.4% 0.6% 4.8% 3.5%

2003 -0.1% 0.0% 0.1% 0.2% 0.3% 1.0% 0.8% 0.2% 2.7% 4.5% 9.7%

2004 0.1% 0.1% 0.4% 0.1% 1.2% 6.3% 1.0% 2.8% 2.3% 4.5% 18.7%

2005 0.5% 0.1% 0.4% 0.2% 1.8% 2.3% 2.7% 1.2% 1.3% 4.3% 14.9%

2006 1.0% 1.1% 0.0% 0.4% 2.7% 5.5% 2.1% 0.9% 0.4% 4.9% 19.1%

2007 1.2% 0.4% 0.4% 0.4% -0.8% 1.9% 0.0% 0.3% 3.7% 5.9% 13.3%

2008 0.3% 0.0% 0.1% 0.2% 0.9% 0.9% 2.0% 1.1% 3.0% 4.8% 13.3%

2009 -0.1% 0.0% 0.0% 0.1% -0.4% 2.9% 2.1% -0.4% 0.6% 1.1% 5.8%

2010 -0.1% -0.1% 0.0% 0.0% -0.1% -0.7% -0.2% -0.3% -0.7% 3.0% 0.9%

YTD 0.0% 0.1% 0.1% 0.0% 0.0% 0.5% 0.3% 0.9% 1.4% 1.6% 4.8%

Period 2.8% 1.5% 1.4% 1.5% 4.5% 18.6% 10.8% 5.8% 15.0% 38.1% 100.0%

Attribution

*Source of charts above: Bloomberg. Data are from 12/29/2000 to 10/31/2011. The charts are for illustrative purposes only. ComBATS 6 was launched in January 2009. All information included above, prior to January 2009, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this document is not intended to predict actual results and no assurances are given with respect thereto.

Certain Curve Rotations Can Erode ComBATS 6 Index Returns

Since the ComBATS 6 Index is short the front and long the back of the curve, the following scenarios can produce negative returns: ` a curve rotation where the front moves up more than the back

– For example, an international incident or hurricane has typically caused the front of the futures curve, especially in energy markets, to spike; this has historically** led to negative ComBATS 6 Index returns a curve rotation where the back moves down more than the front

Curve Rotation*

Time

*For illustrative purposes only **and hypothetically historically

Appendix: Introduction to Commodity Index Investing

Spectrum from Beta to Alpha in Commodities

The commodity index world has evolved from traditional commodity indices (standard beta) to deferred commodity indices (enhanced beta) to long-short alpha (or outperformance) strategies.

Category

Products

Objective *

Standard Beta

Long Only

Enhanced Beta

Long Only

Alpha Generation

Long / Short

S&P GSCI® DJ-UBSCISM

RICI®

Pure Beta Momentum Alpha

ComBATS

Portfolio Diversification Inflation Hedge

Outperform Standard Beta Use of Optimization

Techniques (e.g. modified roll mechanism or weightings)

Isolate Term Structure Alpha Market Neutral Low Volatility

Beta

Alpha

S&P GSCI® is a trademark of The McGraw-Hill Companies, Inc. DJ-UBSCISM is a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC and UBS Securities LLC

*Objectives may not be achieved. An investment in products linked to commodity indices is subject to certain risks. See “Certain Risk Considerations.”

Traditional Commodity Index Construction

Traditional commodity indices typically track the return performance of nearby commodity futures contracts (e.g., “S&P GSCI®” and “DJ-UBSCISM”)

To maintain exposure to the futures contract that the relevant index intends to track, it is necessary to “roll” from the front month contract (the first futures contract) before expiry, into the next nearby contract (the second futures contract) during the “roll period”

Roll – when long a commodity index, the roll involves selling the first futures contract before expiry and buying the second futures contract

Roll Period – the time window when exposure is rolled from the first futures contract into the second futures contract

– The “S&P GSCI®” and “DJ-UBSCISM” standard roll period is from the 5th to 9th business day each month

The return on a commodity index can be broken down into:

Price movement of the futures contract

Roll yield (as explained on the next page)

Hypothetical T-bill component (for total return indices)*

*Total return indices include a T-bill component as they are intended to measure the collateralized returns accrued from holding and rolling futures contracts

S&P GSCI® is a trademark of The McGraw-Hill Companies, Inc.

DJ-UBSCISM is a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC and UBS Securities LLC

The techniques described above have considerations beyond the scope of this presentation; investors should consult legal, financial and tax advisors regarding their specific situation.

Commodity Index Roll Yield

Roll Yield is an important component of commodity index returns and will depend on the shape of the futures curve, i.e. backwardated (downward sloping) or contango (upward sloping)

Backwardation

Price

Time to expiry

Price

Contango

Time to expiry

Assuming the price and shape of the futures curve remain constant and a long position in a futures contract is rolled:

In backwardation, a more expensive contract will be sold and a cheaper contract purchased, creating a positive “roll yield”, which can positively impact a long position in a futures contract

In contango, a cheaper contract will be sold and a more expensive contract purchased, creating a negative “roll yield”, which can negatively impact a long position in a futures contract

Commodity Index Roll Yield

A spot index tracks the price return (changes in the price of the relevant futures contract) and is a theoretical, non-investable index An excess return index tracks the returns accrued from holding and rolling commodity futures A comparison of spot indices and excess return indices can demonstrate the impact that a positive or negative roll yield can have on a long position Roll yield is determined by the difference in the excess return and spot return indices for each individual commodity

Average Annual Roll Yield Contribution to Individual Commodity Index Performance from 2001 to 2011 YTD (Excess Return – Spot Return = Roll Yield)

5% 0% -5% -10% -15% -20% -25% -30%

Aluminium

Copper

Lead

Nickel

Zinc

Heating Oil

Brent Crude

Gasoline

WTI Crude

Gas Oil

Natural Gas

Wheat

KC Wheat

Corn

Soybeans

Coffee

Sugar

Cocoa

Cotton

Lean Hogs

Live Cattle

Feeder Cattle

Gold

Silver

S&P GSCI®

DJUBSCI SM

1Source: Bloomberg. Data are from 1/31/2001 to 10/31/2011. *Subindices used for individual commodity calculations are subindices of the S&P GSCI ®Excess Return and S&P GSCI ®Spot Indices. S&P GSCI® Excess Return and S&P GSCI® Spot Indices and DJ-UBSCISM Excess Return Index and DJ-UBSCISM Spot Index are used for overall index calculation.

-10.3% -9.4%

“Front-end bias”

The front-end of the futures curve for a commodity has historically held the highest number of outstanding contracts (i.e. the first or second futures contract)

A large amount of passive money tracks the benchmark indices (traditional commodity indices); potentially greater than $150bn1

Due to the transparency of index rules, the prices of certain commodities can be impacted during the roll period

The front-end has historically been the steepest part of the futures curve and therefore where roll yield is most significant

For contango markets, investing further out on the curve may allow investors to potentially mitigate the effect of negative roll yield

The front-end has historically been the most volatile part of the futures curve

The front-end is the part of the curve that tends to be the most exposed to fundamental supply and demand shocks

Open interest is defined as the total number of futures contracts outstanding in a particular commodity.

The chart depicts how a significant portion of outstanding open interest lies in the front of the curve, resulting from investments in the S&P GSCI®, DJ-UBSCISM and other front month indices.

The average percentage of total outstanding open interest in the front end for all commodities in the S&P GSCI® and DJ-UBSCISM is ~18%.

Snapshot of % of Total Outstanding Open Interest in Front

40% 35% 30% 25% 20% 15% 10% 5% 0%

Brent Crude

Chicago Wheat

Gasoil

Lean Hogs

Natural Gas

Gasoline

Live Cattle

Sugar

Cotton

WTI Crude

Feeder Cattle

Nickel

Heating Oil

Zinc

Kansas City Wheat

Corn

Copper

Coffee

Soybeans

Aluminum

Silver

Lead

Gold

Cocoa

Tin

1Source: Barclays Capital, as of October 31, 2011 in OTC Products and Securities. *Subindices used for individual commodity calculations are subindices of the S&P GSCI® Excess Return and S&P GSCI ® Spot Indices. S&P GSCI

® Excess Return and S&P GSCI ® Spot Indices and DJ-UBSCISM Excess Return Index and DJ-UBSCISM Spot Index are used for overall index calculation.

* Source: Bloomberg. Data are as of October 4, 2011. Subindices used for individual commodity calculations are subindices of the S&P GSCI® Excess Return and DJ-UBSCISM Excess Return. This chart is for illustrative purposes only. Past performance is not indicative of future performance. The chart assumes $166bn in index AUM (includes OTC products and securities).

Certain Risk Considerations

Certain Risk Considerations

Market Risk:

The return on structured investments linked to products or indices utilizing the ComBATS 6 methodology (“Structured Investments”) is dependent on movements in the level, value and price of such index or product (each a “ComBATS 6 product”). Thus, changes in the level of any ComBATS 6 product will determine the amount payable on the Structured Investment. If a ComBATS 6 product declines or remains unchanged, the return on the Structured Investment will be affected.

The investor should be willing to hold the Structured Investment until maturity. If the investor sells the Structured Investment before maturity, the investor may have to do so at a substantial discount from the issue price, and as a result, the investor may suffer substantial losses. The price, if any, at which the investor will be able to sell the Structured Investment prior to maturity may be substantially less than the amount originally invested in the Structured Investment, depending upon, the level of ComBATS 6 product at the time of the sale.

Credit of Issuer:

The types of Structured Investments detailed herein are senior unsecured obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Structured Investments, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Structured Investments and, in the event Barclays Bank PLC was to default on its obligations, the investor may not receive the amounts owed under the terms of the Structured Investments.

Past Performance:

Hypothetical historical and historical results are not indicative of future performance of ComBATS 6 or any related investment. Neither Barclays Bank PLC nor Barclays Capital Inc. makes any representation, assurances or guarantees that an investment in a Structured Investment will achieve returns consistent with historical or hypothetical historical results.

Liquidity:

There may be little or no secondary market for the Structured Investments. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to engage in limited purchase and resale transactions. If they do, however, they are not required to do so and may stop at any time, and there may not be a trading market in this product. If the investor sells the Structured Investments prior to maturity, the investor may have to sell them at a substantial loss. The investor should be willing to hold the Structured Investments to maturity.

Price Volatility:

Movements in the level of any ComBATS 6 product or its respective components are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. As a result, it is impossible to predict whether the level of the ComBATS 6 product will rise or fall during the term of the Structured Investments. Changes in the level will determine the payment at maturity on the Structured Investments. We cannot guarantee that these changes will be beneficial to the investor, and therefore the return at maturity may be adversely affected. Any payment on the Structured Investments is subject to the creditworthiness of the Issuer.

Certain Risk Considerations

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Structured Investments Prior to Maturity:

While the payment at maturity is based on the full notional amount of the Structured Investments, the original issue price of the Structured Investments includes the agent’s commission and the cost of hedging the issuer’s obligations under the Structured Investments through one or more of the issuer’s affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Structured Investments from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Structured Investments are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Structured Investments to maturity.

Potential Conflicts:

Barclays Bank PLC and its affiliates play a variety of roles in connection with the issuance of the Structured Investments, including hedging its obligations under the Structured Investments. In performing these duties, the economic interests of Barclays Bank PLC and its affiliates are potentially adverse to your interests as an investor in the Structured Investments.

Many Economic and Market Factors Will Impact the Value of the Structured Investments:

In addition to the level of a ComBATS 6 product on any day, the value of the Structured Investments will be affected by a number of economic and market factors that may either offset or magnify each other, including:

the expected volatility of the ComBATS 6 product or its underlying components;

the time to maturity of the Structured Investments;

interest and yield rates in the market generally;

a variety of economic, financial, political, regulatory or judicial events; and

the creditworthiness of the issuer, including actual or anticipated downgrades in the credit ratings of Barclays Bank PLC.

Sales Through Barclays Wealth:

Barclays Wealth, the wealth management division of Barclays Capital Inc., may arrange for the sale of the Structured Investments to certain clients. The role of Barclays Wealth as a provider of certain services to such customers and as agent for Barclays Bank PLC, as the case may be, in connection with the distribution of the Structured Investments to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth is acting solely as agent for Barclays Bank PLC, as the case may be. If you are considering whether to invest in the Structured Investments through Barclays Wealth, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment.

Disclaimer

DJ-UBSCISM Disclaimer

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®”, “DJ”, “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, and DJ-UBSCISM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed for use for certain purposes by Barclays Bank PLC (the “Licensee”).

The products shown herein, (the “Products”) are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities CME Indexes or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Products or any member of the public regarding the advisability of investing in securities or commodities generally or in the Products particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by CME Indexes in conjunction with UBS Securities without regard to the Licensee or the Products. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of the Licensee or the owners of the Products into consideration in determining, composing or calculating DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Products to be issued or in the determination or calculation of the equation by which the Products are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Products customers, in connection with the administration, marketing or trading of the Products. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Products currently being issued by Licensee, but which may be similar to and competitive with the Products. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and Products.

This information materials relates only to Products and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones-UBS Commodity IndexSM components. Purchasers of the Products should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. The information in the information materials regarding the Dow Jones-UBS Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-UBS Commodity IndexSM components in connection with Products. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-UBS Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE Products OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND THE LICENSEE, OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

S&P GSCI® Disclaimer

The S&P GSCI® Index (the “Index”) is not sponsored, endorsed, sold or promoted by Standard & Poor’s Financial Services LLC (“S&P”) or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Index or any member of the public regarding the advisability of investing in securities generally or in the Index particularly or the ability of the Index to track general commodity market performance. S&P’s and its third party licensor’s only relationship Barclays Capital is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to Barclays Capital or the Index. S&P and its third party licensors have no obligation to take the needs of Barclays Capital or the owners of the Index into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Index or the timing of the issuance or sale of the Index or in the determination or calculation of the equation by which the Index is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Index.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR

COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

The S&P Marks are trademarks of Standard & Poor’s Financial Services LLC, and have been licensed for use by Barclays Capital. The S&P GSCI® is not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies.

Disclaimer

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc., Barclays Wealth or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. or Barclays Wealth sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue

- Attn: US InvSol Support, New York, NY 10019.

The following disclaimer shall be applicable to the use of this presentation other than in connection with an SEC-registered offering of any securities:

This presentation has been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”), for informational purposes only and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation, legal, business, tax or other advice by Barclays. The final terms and conditions of any transaction will be set out in full in the binding transaction document(s).

This presentation shall not constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities, financial products or investments (collectively, the “Products”), which shall be subject to Barclays’ internal approvals. Any offer of sale of any Product may only be made pursuant to final offering documentation and binding transaction documents and is subject to the detailed provisions, including risk considerations, contained therein. No transaction or service related thereto is contemplated without Barclays’ subsequent formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary and is not providing any investment advice or recommendations of any kind. Accordingly, you must independently determine, with your own advisors, the appropriateness for you of any Product. Neither Barclays nor any affiliate assumes any fiduciary responsibility or accepts any related liability for any consequences, including consequential losses, arising from the use of this document or reliance on the information contained herein. Barclays does not guarantee the accuracy or completeness of, and provides no assurances with respect to, information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources.

Products of the type described in this presentation may involve a high degree of risk and the value of such Products may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. Prior to transacting, you should ensure that you fully understand (either on your own or through the use of independent expert advisors) the terms of the transaction and any legal, tax and accounting considerations applicable to you. Barclays and its affiliates do not provide tax advice and nothing contained in the materials available on this page should be construed to be tax advice. Please be advised that any discussion of US tax matters contained in such materials (i) is not intended or written to be used and cannot be used by you for the purpose of avoiding US tax-related penalties and (ii) is written to support the promotion or marketing of the transactions, the Products, or other matters addressed herein. Accordingly you should seek advice based on your particular circumstances from an independent tax advisor.

The indices referenced in this document that are not in any way affiliated with the Barclays Group and the owners of those indices and their affiliates take no responsibility for any of the content within this document. This document is not sponsored, endorsed, or promoted by any of these entities or their affiliates and none of these entities make any representation or warranty, express or implied, to any member of the public regarding the accuracy of the information cited in this document.

THESE MATERIALS DO NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO THE PRODUCTS. PRIOR TO TRANSACTING, POTENTIAL INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODUCT AND ANY APPLICABLE RISKS.

© 2011, Barclays Bank PLC. All rights reserved.